Consent of Independent Registered Public Accounting Firm

The Board of Trustees
Putnam Income Fund:

We consent to the use of our report, dated December 11, 2018, with respect to the financial statements and financial highlights of Putnam Income Fund, included herein, and to the references to our firm under the captions Financial Highlights in the prospectus and Independent Registered Public Accounting Firm and Financial Statements in the Statement of Additional Information.

Boston, Massachusetts
February 22, 2019